UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2007

Eagle Family Foods Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-50305-01	13-3983598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eagle Family Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-50305	13-3982757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

735 Taylor Road, Suite 200, Gahanna, Ohio	43250
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 501-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers

On February 9, 2007, the Company adopted the Eagle Family Foods, Inc., Employee Severance and Retention Plan (“the Severance Plan”) to provide 51 employees certain financial assurances during the evaluation of the strategic alternatives for the Company such as a sale or recapitalization of the Company or certain of the Company’s assets or operations, raising additional debt or equity capital and refinancing the Company’s existing indebtedness. The Severance Plan provides severance pay, retention pay and payment of medical benefits to eligible employees as defined by each eligible employee’s severance agreement entered into pursuant to the Severance Plan.

As part of the Severance Plan, management of the Company divided the employees into seven categories differentiated by employee position. Each employee is entitled to receive a severance amount consistent with his position as stated in such employee’s individual award agreement should such employee lose his job due to a Qualifying Termination (as such term is defined in the Severance Plan). The Company’s principal financial officer and the other named executive officers not including the principal executive officer (collectively the “Eligible Named Executive Officers”) are also eligible to receive retention pay and payment of medical benefits in addition to severance pay. Pursuant to the Severance Plan, each Eligible Named Executive Officer is entitled to receive a lump sum payment equal to one year of base salary plus average annual bonus based on such Eligible Named Executive Officer’s bonus earned in the previous fiscal year. If there is a Company Sale (as defined by the Severance Plan) prior to August 31, 2007, with respect to Mr. Michael P. Conti, or December 31, 2007, with respect to the other Eligible Named Executive Officers (for each Eligible Named Executive Officer, the “Retention Date”), each Eligible Named Executive Officer will receive an additional one-time payment of $125,000. If no Company Sale occurs prior to the applicable Retention Date, each Eligible Named Executive Officer who remains employed with the Company through his applicable Retention Date will receive a one-time payment of $100,000. In addition, each Eligible Named Executive Officer may be entitled to receive supplemental payments upon the occurrence of a Company Sale in the Company’s sole discretion. Upon any Qualifying Termination the Company will continue to provide medical benefits for each of the Eligible Named Executive Officers for an amount equal to the difference between the calculated costs under COBRA and the applicable Eligible Named Executive Officer’s current portion of medical premiums.

The Severance Plan adopted by the Company on February 9, 2007, supersedes and replaces any and all prior plans, programs or arrangements that provided severance pay and/or medical benefits to the Eligible Named Executive Officers upon termination of their employment.

The Company’s President and Chief Executive Officer remains entitled to the severance arrangement provided under the current Executive Employment Agreement dated November 23, 2004, as discussed in the Company’s Annual Report on Form 10-K for the year ended July 1, 2006.

Item 8.01.	Other Events.

On February 9, 2007, the Company terminated its Retirement Plan for Bargaining Unit Employees covering all eligible employees from our closed PA Plant and MS Plant. As a result, the Company will purchase single-life annuities to fund the liabilities to the pension plan participants and allocate the pension plan’s assets in accordance with the defined benefit plan agreement and any applicable laws, rules and regulations.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of business acquired:

Not applicable.

(b)	Pro forma financial information:

Not applicable.

(c)	Exhibits

Exhibit No.	Description
99.1	Eagle Family Foods, Inc. Employee Severance and Retention Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

EAGLE FAMILY FOODS HOLDINGS, INC.
EAGLE FAMILY FOODS, INC.

Date: February 14, 2007	By:	/s/ Craig Steinke
	Name:	Craig Steinke
	Title:	President, Chief Executive Officer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Eagle Family Foods, Inc. Employee Severance and Retention Plan